The following form of Securities Purchase Agreement was entered into with the following on January 27, 1999:

           Appel, Gerald R.
           Bartlett, Bruce Edwin
           Bartlett, David and Louann
           Bartlett, Ruth
           Big Brothers, Big Sisters of
              Northwest Arkansas
           Borenstein, Howard and Shari
           Boyett Investments Limited
           Brennon, Bobby
           Campbell, Bruce or Paige
           Capital Growth Trust
           Cranbourne Investments Ltd.
           Diversified Investment Fund, L.P.
           FAC Enterprises, Inc.
           Flick, Inc.
           Founders Equity Group, Inc.
           Gatkin Limited
           Good, Henry H. III
           Good, Henry H., M.D.
           GWR Trust
           Ibsen, Michael D.
           Ivester, Carolyn
           KAB Investments, Inc.
           Keith, Kevin and Tracie
           Knight, George
           Matrix Capital Management Ltd.
           McCracken Brothers
           Moorehead Charitable Trust,
              George and Nancy
           Moorehead Charitable Trust, Donald and
           Shelley
           Petillo, Delores
           Quattrochi, Joseph
           Romano, Mario
           Rosner Money Purchase Plan,
              Steven B.
           Sands, Sidney and Edythe
           Schuyhart, Bill W.
           SPH Investments Inc.
           Stoltz, J. Michael
           The D.A.R. Group
           Vogel Enterprises Inc. Pension
              Trust
           Vogel, Robert A.
           Vogel, Samuel M.
           West Tropical Investments Corp.
           Weston Investors, Inc.
           Wilson, Fred IRA Rollover

                                  ARNGRE, INC.




          -------------------------------------------------------------


                          Securities Purchase Agreement

          -------------------------------------------------------------

                             Shares of Common Stock
                           offered at $.001 per share



          -------------------------------------------------------------




                                January 27, 1999

                                     FORM OF
                          SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is entered into as of the day and year appearing on the signature page hereof by and between Arngre, Inc., a Florida corporation ("Arngre" or the "Company"), and the investor whose name appears at the end of this Agreement (the "Purchaser").

                                R E C I T A L S:

     In order to obtain capital to fund a joint venture to be engaged in the silver mining business in Mexico, the Company wishes to issue, and the Purchaser wishes to purchase shares of the Company's common stock, $.001 par value per share (the "Common Stock").

     NOW, THEREFORE, in consideration of the premises hereof and the agreements set forth herein below, the parties hereto hereby agree as follows:

     1. Sale and Purchase of Shares.

        (a) Subject to the terms and conditions hereof, on the date of the Closing, as defined in Section 3 hereof, the Company agrees to issue and sell, and the Purchaser agrees to purchase, that number of shares of Common Stock as are indicated on the last page of this Agreement at a purchase price of $.001 per share (the "Shares"). Generally, the Company will not accept subscriptions for less than $1,000 (reflecting a total purchase of 1,000,000 shares of Common Stock), although the Company reserves the right to consider subscriptions for lesser amounts in its sole discretion.

        (b) Restricted Securities. The shares of Common Stock of the Company that are being offered hereby are "restricted securities" as that term is defined under Rule 144 of the Securities Act of 1933, as amended (the "Act"), and, accordingly, may not be offered for sale or sold or otherwise transferred in a transaction which would constitute a sale thereof within the meaning of the Act unless: (i) such security has been registered for sale under the Act and registered or qualified under applicable state securities laws relating to the offer and sale of securities; or (ii) exemptions from the registration requirements of the Act and the registration or qualification requirements of all such state securities laws are available and the Company shall have received an opinion of counsel that the proposed sale or other disposition of such securities may be effected without registration under the Act and would not result in any violation of any applicable state securities laws relating to the registration or qualification of securities for sale, such counsel and such opinion to be satisfactory to the Company. As restricted securities, the resale of the shares of Common Stock is subject to significant restrictions upon resale. See Section 7 hereafter, "Understanding of Investment Risks."

        (c) Voting Rights; Dividends. Holders of Common Stock of the Company have equal rights to receive dividends when, as, and if declared by the Board of Directors out of funds legally available therefor. Holders of Common Stock of the Company have one vote for each share held of record and do not have cumulative voting rights.

        (d) Liquidation; Redemption. Holders of Common Stock of the Company are entitled upon liquidation of the Company to share ratably in the net assets available for distribution, subject to the rights, if any of holders of any preferred stock of the Company then outstanding. Shares of Common Stock of the Company are not redeemable and have no preemptive or similar rights. All outstanding shares of common stock of the Company are fully paid and nonassessable.

     2. Shares Offered in a Private Placement Transaction.

        (a) The Shares offered by this Securities Purchase Agreement are to be offered as part of a private placement transaction pursuant to Section 4(2) and Rule 506 of Regulation D of the Act (the "Offering") by the Company on a "best efforts" basis of up to 14,500,000 shares of Common Stock to be offered to a number of sophisticated and accredited investors. Accordingly, as of the date hereof, there can be no assurances as to the number of shares of Common Stock that will be sold in the Offering. The Company reserves the right to increase the number of shares of Common Stock sold without notice to or consent of the subscribers or existing Company stockholders.

        (b) The shares of Common Stock are being offered to a limited number of accredited and other sophisticated investors by the Company directly, without sales commission.

        (c) The purchase price ("Purchase Price") per share of Common Stock is $.001 payable in cash upon subscription and the minimum number of shares which a Subscriber may purchase will generally be no less than 1,000,000 Shares (reflecting a total purchase price of $1,000.00), although the Company may, in its sole discretion, accept subscriptions for a smaller number of shares.

        (d) The Offering will generally be maintained by the Company until the earlier of: (i) the sale of all of the shares of Common Stock offered pursuant to such Securities Purchase Agreements (or such greater number of shares as the Company elects to offer); or (ii) such date that the Company chooses to terminate the Offering (hereinafter the "Offering Period").

        (e) The Company is concurrently offering up to 2,000,000 Units in a private placement at a purchase price of $.008 per Unit (the "Concurrent Offering"), each Unit consisting of one (1) share of Common Stock and a five-year warrant to purchase one (1) share of Common Stock at an exercise price of $4.00. The proceeds of this Offering and the Concurrent Offering are intended to satisfy the Company's obligation to pay the $25,000 Subscription Payment (as such term is hereinafter defined).



     3. Binding Effect of Securities Purchase Agreement; The Closing.

        (a) This Securities Purchase Agreement shall not be binding on the Company unless and until the Company has accepted the offer represented by an executed signature page at the end hereof. The Company may accept or reject this Securities Purchase Agreement in the Company's sole discretion, if the Purchaser does not meet the suitability standards established herein or for any other reason. In the event the Company rejects this Agreement, the Purchaser's funds will be promptly returned without deduction of any costs and without interest.

        (b) The closing of the purchase and sale of the Shares hereunder (the "Closing") shall occur concurrently upon acceptance by the Company of this Securities Purchase Agreement and deposit with the Company of funds representing the Purchase Price. Notwithstanding the above, the Company reserves the right to reject a subscription within ten (10) days of receipt of the Purchase Price should the Company determine during that period that the Purchaser does not satisfy the subscriber qualifications or suitability standards established hereafter.

     4. Deliveries by the Company. Within ten (10) days after the Closing, the Company shall deliver to the Purchaser a stock certificate bearing applicable restrictive legends, duly executed by the appropriate officer (s) and registered in Purchaser's name or its nominee.

     5. Description of the Company - Possible Joint Venture Agreement.

     The Company is currently inactive with no material assets or liabilities, but has identified a joint venture business opportunity in the silver business in Mexico. Under the proposed joint venture arrangement, the Company would subscribe for shares of International Capri Resources, S.A. de C.V., a Mexican company ("ICRM") representing a 60% ownership interest of ICRM. ICRM has secured the rights to purchase exclusive royalty-free exploration and/or exploitation concessions in five properties (the "Properties") located in Mexico that may be silver producing. The Company, along with other shareholders of ICRM, have agreed to combine resources to provide the short-term funding necessary for ICRM to acquire and develop the Properties.

     It is anticipated that ICRM will require expenditures of approximately $750,000 in the short-term in order to purchase and initially develop the Properties. Under a draft joint venture and subscription agreement, the first $250,000 of development costs will be funded by another ICRM shareholder. Following a $25,000 subscription payment for ICRM shares of common stock (the "Subscription Payment"), the Company has agreed to advance the next $500,000 in development costs in four monthly consecutive installment payments of $125,000 each. In the event that these installment payments are not made in a timely fashion and upon the occurrence of certain other conditions, the Company's equity interest in ICRM will be reduced.

     Although management is confident that the joint venture will be effectuated, there can be no assurances to this effect, particularly since the following conditions remain to be satisfied: (i) the execution of a definitive joint venture and subscription agreement acceptable to all parties; and (ii) the Company's completion of a due diligence review of the joint venture and ICRM.

     The Company plans to reincorporate into the State of Delaware and change its name to "Silver King Resources, Inc." as quickly as practicable.

     The Company's share capitalization as of the date hereof consists of 50,000,000 authorized shares of common stock, of which 1,000,000 are issued and outstanding as of the date of this Agreement. Assuming that all 14,500,000 shares of Common Stock offered in the Offering and all 2,000,000 Units offering in the Concurrent Offering are sold, the Company will have 17,500,000 shares outstanding and the 14,500,000 shares of Common Stock will represent approximately 82.8% of the total issued and outstanding shares at such time.

     Stephen P. Harrington is currently serving as the Company's sole officer and director; however, upon the Company's subscription of shares of ICRM, it is anticipated that Mr. Harrington will be replaced and/or additional officers and/or directors will be nominated to manage the Company's interest in the ICRM joint venture project. Such other individuals have not yet been identified.

     6. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows:

        (a) Accredited Investor. The Purchaser has such knowledge and experience in business and financial matters such that the Purchaser is capable of evaluating the merits and risks of purchasing the Shares. The Purchaser is an "accredited investor" as that term is defined in Rule 501 of Regulation D of the Act and represents that he satisfies the suitability standards identified in
Section 9 hereof;

        (b) Loss of Investment. The Purchaser's (i) overall commitment to investments which are not readily marketable is not disproportionate to his net worth; (ii) investment in the Company will not cause such overall commitment to become excessive; (iii) can afford to bear the loss of his entire investment in the Company; and (iv) has adequate means of providing for his current needs and personal contingencies and has no need for liquidity in his investment in the Company;

        (c) Special Suitability. The Purchaser satisfies any special suitability or other applicable requirements of his state of residence and/or the state in which the transaction by which the Shares are purchased occurs;

        (d) Investment Intent.

            (i) the Purchaser hereby acknowledges that the Purchaser has been advised that this offering has not been registered with, or reviewed by, the Securities and Exchange Commission ("SEC") because this offering is intended to be a non-public offering pursuant to Section 4(2) and Rule 506 of Regulation D of the Act. The Purchaser represents that the Shares are being purchased for the Purchaser's own account and not on behalf of any other person, for investment purposes only and not with a view towards distribution or resale to others. The Purchaser agrees that the Purchaser will not attempt to sell, transfer, assign, pledge or otherwise dispose of all or any portion of the Shares unless they are registered under the Act or unless in the opinion of counsel an exemption from such registration is available, such counsel and such opinion to be satisfactory to the Company. The Purchaser understands that the Shares have not been registered under the Act by reason of a claimed exemption under the provisions of the Act which depends, in part, upon the Purchaser's investment intention; and

            (ii) the Shares and any certificates issued in replacement therefor shall bear the following legend, in addition to any other legend required by law or otherwise:

           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN TAKEN BY THE REGISTERED OWNER FOR INVESTMENT, AND WITHOUT A VIEW TO RESALE OR DISTRIBUTION THEREOF, AND MAY NOT BE TRANSFERRED OR DISPOSED OF WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER OR DISPOSITION DOES NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, OR THE RULES AND REGULATIONS THEREUNDER."


        (e) State Securities Laws. The Purchaser understands that no securities administrator of any state has made any finding or determination relating to the fairness of this investment and that no securities administrator of any state has recommended or endorsed, or will recommend or endorse, the offering of the Shares;

        (f) Authority; Power; No Conflict. The execution, delivery and performance by the Purchaser of the Agreement are within the powers of the Purchaser, have been duly authorized and will not constitute or result in a breach or default under, or conflict with, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Purchaser is a party or by which the Purchaser is bound, and, if the Purchaser is not an individual, will not violate any provision of the charter documents, By-Laws, indenture of trust or partnership agreement, as applicable, of the Purchaser. The signatures on the Agreement are genuine, and the signatory, if the Purchaser is an individual, has legal competence and capacity to execute the same, or, if the Purchaser is not an individual, the signatory has been duly authorized to execute the same; and the Agreement constitutes the legal, valid and binding obligations of the Purchaser, enforceable in accordance with its terms;

        (g) No General Solicitation. The Purchaser acknowledges that no general solicitation or general advertising (including communications published in any newspaper, magazine or other broadcast) has been received by him and that no public solicitation or advertisement with respect to the offering of the Shares has been made to him;

        (h) Advice of Tax and Legal Advisors. The Purchaser has relied solely upon the advice of its own tax and legal advisors with respect to the tax and other legal aspects of this investment; and

        (i) Access to Information. The Purchaser has had access to all material and relevant information concerning the Company, its management, financial condition, capitalization, market information, properties and prospects necessary to enable Purchaser to make an informed investment decision with respect to its investment in the Shares. Purchaser has carefully read and reviewed, and is familiar with and understands the contents thereof and hereof, including, without limitation, the risk factors described in this Agreement. See "Understanding of Investment Risks." Purchaser acknowledges that it has had the opportunity to ask questions of and receive answers from, and to obtain additional information from, representatives of the Company concerning the terms and conditions of the acquisition of the Shares and the present and proposed business and financial condition of the Company, and has had all such questions answered to its satisfaction and has been supplied all information requested.

     7. Understanding of Investment Risks. An investment in the Shares should not be made by a Purchaser who cannot afford the loss of its entire Purchase Price. The Purchaser acknowledges that the Shares offered hereby have not been approved or disapproved by the Securities and Exchange Commission, or any state securities commissions, nor has the Securities and Exchange Commission or any state securities commission passed upon the adequacy or accuracy of this Securities Purchase Agreement or any exhibit hereto. An investment in the Shares should not be made until the Purchaser has considered the following risk factors:


        (a) Risks related to Joint Venture - Company may remain inactive. The Company is presently an inactive shell that has undertaken no operations since inception and has no material assets. Although management intends to utilize the net proceeds from the Offering of the Shares to fund the proposed ICRM joint venture, there can be no assurance that the joint venture will be completed or that if it is completed, that it will be successful. If the joint venture is not completed, management will use its best efforts to identify another suitable business opportunity. There can be no assurances, however, if and when a suitable business opportunity will be identified. The purchase price for the Shares will not be returned to the subscribers in the event the joint venture is not completed; rather, management will use these proceeds to apply towards the expenses of a business opportunity in the future.


        (b) Arbitrary Offering Price. The price of the Shares offered hereby has been arbitrarily determined by the Company without the benefit of an arm's-length negotiation and is not based upon generally-recognized criteria, such as earnings, price per share, net book value, etc. There can be no assurances that the offering price is representative of the actual value of the Shares.

        (c) Dividends. The payment of dividends by the Company is not contemplated in the foreseeable future. Earnings, if any, are expected to be retained to finance and develop the business of the ICRM joint venture.

        (d) Registration Rights; Restrictions Upon Resale. The Shares have not been registered under the Act or any state securities or blue-sky law and subscribers may not sell or otherwise transfer such securities except pursuant to registration under the Act and any applicable state securities laws or exemptions therefrom. Because of such restrictions, a subscriber for the Shares must bear the economic risks of such investment for an indefinite period of time.

        (e) No Public Market. Although the Company's Common Stock is eligible for trading on the OTC Electronic Bulletin Board, there is currently no public trading market for the Common Stock. There can be no assurances that a regular trading market will ever develop for the Common Stock of the Company.

        (f) Undesignated Management. Upon the Company's subscription to shares of common stock of ICRM, the Company may retain new management. At this time, no such persons have been identified for such positions.

        (g) Additional Dilution. In order to raise capital to satisfy the Company's obligation to fund $500,000 of the development costs of the ICRM joint venture, the Company anticipates offering additional shares of its Common Stock or other securities convertible into Common Stock. There can be no assurances that such future offerings will raise capital sufficient for that purpose. In addition, any future offerings may have a significantly dilutive effect on the Purchaser's interest in the Company.


     8. Representations and Warranties of the Company. The Company hereby represents and warrants to Purchaser as follows:

        (a) Organization and Standing of the Company. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Florida with adequate power and authority to conduct the business in which it is now engaged and has the corporate power and authority to enter into this Agreement, and is duly qualified and licensed to do business as a foreign corporation in such other states or jurisdictions as is necessary to enable it to carry on its business, except where failure to do so would not have a material adverse effect on its business;

        (b) Corporate Power and Authority. The execution and delivery of this Agreement and the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company. No other corporate act or proceeding on the part of the Company is necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. When duly executed and delivered by the parties hereto, this Agreement will constitute a valid and legally binding obligation of the Company enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or other similar laws and legal and equitable principles limiting or affecting the rights of creditors generally; and/or (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law;

        (c) Noncontravention. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not, to the best of the Company's knowledge and belief, (i) permit the termination or acceleration of the maturity of any material indebtedness or material obligation of the Company; (ii) permit the termination of any material note, mortgage, indenture, license, agreement, contract, or other instrument to which the Company is a party or by which it is bound or the Certificate of Incorporation or By-Laws of the Company; (iii) except as expressly provided in this Agreement and except for state "blue sky" approvals that may be required and those consents and waivers which already have been obtained by the Company, require the consent, approval, waiver or authorization from or registration or filing with any party, including but not limited to any party to a material agreement to which the Company is a party or by which it is bound, or any regulatory or governmental agency, body or entity except where failure to obtain such consent, approval, waiver or authorization would not have a material adverse effect on the Company's business; (iv) result in the creation or imposition of any lien, claim or encumbrance of any kind or nature on any material properties or assets of the Company; or (v) violate in any material aspect any statute, law, rule, regulation or ordinance, or any judgment, decree, order, regulation or rule of any court, tribunal, administrative or governmental agency, body or entity to which the Company or its properties is subject except where such violation would not have a material adverse effect on the Company's business; and

        (d) Reservation of Securities. The requisite number of shares of Common Stock of the Company have been duly authorized and reserved for issuance upon the Company's receipt and acceptance of payment therefore, and no further corporate action is required for the valid issuance of such Shares.

     9. IMPORTANT CONSIDERATIONS: SUITABILITY STANDARDS - WHO SHOULD INVEST.

     INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK AND IS SUITABLE ONLY FOR PERSONS OF SUBSTANTIAL FINANCIAL RESOURCES WHO HAVE NO NEED FOR LIQUIDITY IN THEIR INVESTMENT.

     A substantial number of state securities commissions have established investor suitability standards for the marketing within their respective jurisdictions of restricted securities. Some have also established minimum dollar levels for purchases in their states. The reasons for these standards appear to be, among others, the relative lack of liquidity of securities of such programs as compared with other securities investments. Investment in the Shares involves a high degree of risk and is suitable only for persons of substantial financial means who have no need for liquidity in their investments.

     The Company has adopted as a general investor suitability standard the requirement that each Purchase of Shares represents in writing that he: (a) is acquiring the Shares for investment and not with a view to resale or distribution; (b) can bear the economic risk of losing his entire investment; (c) his overall commitment to investments which are not readily marketable is not disproportionate to its net worth, and an investment in the Shares will not cause such overall commitment to become excessive; (d) has adequate means of providing for its current needs and personal contingencies and has no need for liquidity in this investment in the Shares; (e) has evaluated all the risks of investment in the Company; and (f) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investing in the Company or is relying on its own purchaser representative, in making an investment decision.

     In addition, all of the Subscribers for Shares must be: (1) a sophisticated investor with substantial net worth and experience in making investments of this nature; and (2) an "accredited investor," as defined in Rule 501 of Regulation D under the Act, by meeting any of the following conditions:

            (i) he has an individual income in excess of $200,000 in each of the two most recent years or joint income with his spouse in excess of $300,000 in each of those years, and he reasonably expects an income in excess of the aforesaid levels in the current year, or

            (ii) he has an individual net worth, or a joint net worth with his spouse, at the time of his purchase, in excess of $1,000,000 (net worth for these purposes includes homes, home furnishings and automobiles), or

            (iii) he otherwise satisfies the Company that he is an accredited investor, as defined in Rule 501 under the Act.

     Other categories of investors included within the definition of accredited investor include the following: certain institutional investors, including certain banks, whether acting in their individual or fiduciary capacities; certain insurance companies; federally registered investment companies; business development companies (as defined under the Investment Company Act of 1940); Small Business Investment Companies licensed by the Small Business Administration; certain employee benefit plans; private business development companies (as defined in the Investment Advisers Act of 1940); tax exempt organizations (as defined in Section 501(c)(3) of the Internal Revenue Code) with total assets in excess of $5,000,000; entities in which all the equity owners are accredited investors; and certain affiliates of the Company.

     A partnership subscriber, which satisfies the requirements set forth in clauses (a) through (f) above shall satisfy the suitability standards if it is an accredited investor by reason of clause (iii) above, or if all of its partners are accredited investors. A corporate subscriber, which satisfies the requirements set forth in clauses (a) through (f) above shall satisfy the investor suitability standards if it is an accredited investor by reason of clause (iii) above, or if all of its shareholders are accredited investors. Corporate subscribers must have net worth of at least three (3) times the amount of their investment in the Shares.

     The suitability standards referred to above represent minimum suitability requirements for prospective purchasers and the satisfaction of such standards by a prospective purchaser does not necessarily mean that the Shares are a suitable investment for such purchaser. The Company may, in circumstances it deems appropriate, modify such requirements. The Company may also reject subscriptions for whatever reasons, in its sole discretion, it deems appropriate.

     A Purchaser who is a resident of certain state may be required to meet certain additional suitability standards.

     THE ACCEPTANCE OF A SUBSCRIPTION FOR SHARES BY THE COMPANY DOES NOT CONSTITUTE A DETERMINATION BY THE COMPANY THAT AN INVESTMENT IN THE SHARES IS SUITABLE FOR A PROSPECTIVE PURCHASER. THE FINAL DETERMINATION OF THE SUITABILITY OF INVESTMENT IN THE SHARES MUST BE MADE BY THE PROSPECTIVE PURCHASER AND HIS ADVISERS.

     10. State Law Considerations.

     IN MAKING AN INVESTMENT DECISION, THE PURCHASER MUST RELY ON HIS OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SHARES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THE DESCRIPTION OF BUSINESS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

     11. Notices. All notices, requests, consents or other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed first class postage prepaid, registered or certified mail, to the following addresses:

     If to the Company:

                  Arngre Holdings, Inc.
                  648 Post Road
                  Wakefield, RI  02879
                  Attention:  Stephen P. Harrington

     With a copy to:

                  Stephen M. Cohen, Esquire
                  Buchanan Ingersoll Professional Corporation
                  Eleven Penn Center
                  1835 Market Street, 14th Floor
                  Philadelphia, PA  19103

     In the case of Purchaser:

     To the address set forth at the end of this Agreement or to such other addresses as may be specified in accordance herewith from time to time.

     Unless specified otherwise, such notices and other communications shall for all purposes of this Agreement be treated as being effective upon being delivered personally or, if sent by mail, five days after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed as set forth above, and postage prepaid.

     12. Survival of Representations and Warranties. Representations and warranties contained herein shall survive the execution and delivery of this Agreement.

     13. Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto, provided that this Agreement and the interests herein may not be assigned by either party without the express written consent of the other party.

     14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     15. Sections and Other Headings. The section and other headings contained in this Agreement are for the convenience of reference only, do not constitute part of this Agreement or otherwise affect any of the provisions hereof.

     16. Counterpart and Facsimile Signatures. This Agreement may be signed in counterparts and all counterparts together shall become effective only when the counterpart(s) have been executed and delivered by and on behalf of the Company and the Purchaser. Facsimile signatures to this Agreement shall be deemed to be original signatures.

     IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Agreement to be signed by their duly authorized officers.

                                            Purchaser:

                                            By:_________________________________

          Shares/$
-----------------------------               ------------------------------------
Number and dollar amount                    Name
of Shares purchased -
Purchase Price                              Address of Purchaser:

                                            ------------------------------------

                                            ------------------------------------

                                            Social Security Number: ____________


                                           Accredited Investor Certification
                                     (Place initials on the appropriate line(s))


___               (i)         I am a natural person who had individual income of
                              more than $200,000 in each of the most recent two
                              years or joint income with my spouse in excess of
                              $300,000 in each of the most recent two years and
                              reasonably expect to reach that same income level
                              for the current year ("income", for purposes
                              hereof, should be computed as follows: individual
                              adjusted gross income, as reported (or to be
                              reported) on a federal income tax return,
                              increased by (1) any deduction of long-term
                              capital gains under section 1202 of the Internal
                              Revenue Code of 1986 (the "Code"), (2) any
                              deduction for depletion under Section 611 et seq.
                              of the Code, (3) any exclusion for interest under
                              Section 103 of the Code and (4) any losses of a
                              partnership as reported on Schedule E of Form
                              1040);

___               (ii)        I am a natural person whose individual net worth
                              (i.e., total assets in excess of total
                              liabilities), or joint net worth with my spouse,
                              will at the time of purchase of the Shares be in
                              excess of $1,000,000;

___               (iii)       The Purchaser is a "Qualified Institutional Buyer"
                              as the term is defined under Rule 144A of the Act.

___               (iv)        The Purchaser is an investor satisfying the
                              requirements of Section 501(a)(1), (2) or (3) of
                              Regulation D promulgated under the Securities Act,
                              which includes but is not limited to, a
                              self-directed employee


                              benefit plan where investment decisions are made solely by persons who are "accredited investors" as otherwise defined in Regulation D;

___               (v)         The Purchaser is a trust, which trust has total
                              assets in excess of $5,000,000, which is not
                              formed for the specific purpose of acquiring the
                              Shares offered hereby and whose purchase is
                              directed by a sophisticated person as described in
                              Rule 506(b)(ii) of Regulation D and who has such
                              knowledge and experience in financial and business
                              matters that it is capable of evaluating the risks
                              and merits of an investment in the Shares;

___               (vi)        I am a director or executive officer of the
                              Company; or

___               (vii)       The Purchaser is an entity (other than a trust) in
                              which all of the equity owners meet the
                              requirements of at least one of the above
                              subparagraphs.

                                            Agreed and Accepted by

                                            ARNGRE, INC.


                                            By:_________________________________
                                               Name:
                                               Title:

                                            DATED:_______________________

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